EXECUTION COPY




                    TERMINATION AGREEMENT, dated as of March 1, 1999 (this
               "Termination Agreement"), by and among the stockholders of Genovese Drug Stores, Inc., a Delaware corporation (the "Company"), who are signatories hereto and are listed in
               Schedule I annexed hereto (individually, a "Stockholder" and collectively, the "Stockholders").


          WHEREAS each Stockholder is a party to a Stockholders Agreement dated as of June 30, 1997 (the "Stockholders Agreement");

          WHEREAS J. C. Penney Company, Inc., a Delaware corporation ("Parent"), Legacy Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent, and the Company have entered into an Agreement and Plan of Merger dated as of November 23, 1998 (the "Merger Agreement"); and

          WHEREAS Parent and the Stockholders have entered into a Company Stockholder Agreement dated as of November 23, 1998 (the "Company
Stockholder Agreement");

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Termination Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                 ARTICLE I
                        REPRESENTATION AND WARRANTY

          Each party hereto hereby represents and warrants to each other party hereto that (i) the execution, delivery and performance by such party of this Termination Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of such party and (ii) this Termination Agreement constitutes the valid and legally binding obligation of such party, enforceable against such party in accordance with its terms.


                                 ARTICLE II
                          TERMINATION AND RELEASE

          The Stockholders Agreement shall be terminated as of the Effective Time, as such term is defined in the Merger Agreement. From and after the Effective Time, the

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Stockholders Agreement shall be of no further force or effect, and all rights and obligations of the parties under the Stockholders Agreement, whether now or heretofore existing or accruing, shall be extinguished in full.

                                ARTICLE III
                               MISCELLANEOUS

          SECTION 3.01. Amendments. This Termination Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          SECTION 3.02. Interpretation. The headings contained in this Termination Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Termination Agreement.

          SECTION 3.03. Counterparts. This Termination Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 3.04. Governing Law. This Termination Agreement shall be governed by, and construed in accordance


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with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.


          IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be duly executed as of the day first above written.

                                            Leonard Genovese
                                     ------------------------------------
                                     Name:  Leonard A. Genovese, in his
                                            capacity as Trustee of the
                                            Trust established for the
                                            benefit of Viola Genovese
                                            pursuant to paragraph FIFTH
                                            of the Last Will and
                                            Testament of Joseph Genovese,
                                            Sr.; in his capacity as Co-
                                            Trustee of the Trust
                                            established for the benefit
                                            of Francis Genovese Wangberg
                                            pursuant to paragraph FOURTH
                                            of the Last Will and
                                            Testament of Joseph Genovese,
                                            Jr.; and individually


                                             Frances Genovese Wangberg
                                     -------------------------------------

                                     Name:  Frances Genovese Wangberg, in
                                            her capacity as Co-Trustee of
                                            the Trust established for the
                                            benefit of Frances Genovese
                                            Wangberg pursuant to
                                            paragraph FIFTH of the Last
                                            Will and Testament of Joseph
                                            Genovese, Jr.; and
                                            individually


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                                                                 SCHEDULE I




                             Name
Leonard A. Genovese

Frances Genovese Wangberg
Trust under the Will of the late
  Joseph W. Genovese, Jr.

  Trustees: Leonard A. Genovese
            Frances Genovese
            Wangberg
Trust under the Will of the late
  Joseph Genovese, Sr.

  Trustee:  Leonard A. Genovese